NO. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                ----------------

                       CONNECTICUT ENERGY CORPORATION
           (Exact name of issuer as specified in its charter)


                  CONNECTICUT                               06-0869582
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification
                                                  No.)

                855 MAIN STREET
           BRIDGEPORT, CONNECTICUT                             06604
    (Address of Principal Executive Offices)                 (Zip Code)



                  THE SOUTHERN CONNECTICUT GAS COMPANY TARGET PLAN
                             (Full title of the Plan)


                            Samuel W. Bowlby, Esquire
                            Connecticut Energy Corporation
                            855 Main Street
                            Bridgeport, Connecticut 06604
                      (Name and Address of Agent for Service)

                                 (203) 382-8111
        (Telephone number, including area code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


Title of            Proposed       Proposed
Securities          Maximum        Maximum
to be               Amount to be   Offering Price   Aggregate   Amount of
Registered          Registered     Per Share*       Price*      Registration Fee

Common Stock,
Par Value $1.00
Per Share        1,000,000 shares      N/A          $37.66      $10,469

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

* Estimated for purposes of calculation of the registration fee pursuant to Rule 457(c) and based upon an average of the high and low prices that the Common Stock of Connecticut Energy Corporation was sold for on the New York Stock Exchange on August 17, 1999.
           ----------------------------------------------------------
        This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

PART I.

Information Required in the Registration Statement


ITEM 1.

        Pursuant to General Instruction E of Form S-8, the Registrant is hereby registering an additional 1,000,000 shares of Common Stock, par value $1/share relative to The Southern Connecticut Gas Company Target Plan, or its predecessor plan(s) on File No. 33-39245, together with Post-Effective Amendments Nos. 1 and 2 to File No. 33-39245, (the "Plan"). In connection with such registration, the Plan is hereby incorporated by reference into this Registration Statement for the purpose of registering such additional securities of the same class.

ITEM 2.  EXHIBITS

        5. The opinion of Tyler Cooper & Alcorn, dated July 27, 1999, with respect to the legality of the issuance of Common Stock being offered pursuant hereto.

        23.1 Consent of PricewaterhouseCoopers LLP dated August 17,1999.

        23.2    Consent of Tyler Cooper & Alcorn (incorporated by reference to
Exhibit 5. to this Registration Statement)

        24. Manually signed copies of Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Company's directors and officers.

                                    SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on the 19th day of August, 1999.


                         CONNECTICUT ENERGY CORPORATION
                                  (Registrant)


                                            By /s/ Carol A. Forest

                                            Carol A. Forest
                                            Its duly authorized Vice President,
                                            Finance, CFO and Assistant Secretary




        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                      Title                            Date


_*_________________             Chairman, President, Chief       August 19, 1999
J. R. Crespo*                   Executive Officer and Director
                                (Principal Executive Officer)


_*__________________            Vice President, Finance          August 19, 1999
Carol A. Forest*                and Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)


_*__________________            Director                         August 19, 1999
Henry Chauncey, Jr.*


_*___________________           Director                         August 19, 1999
James P. Comer, M.D.*


_*___________________           Director                         August 19, 1999
Richard F. Freeman*


_*___________________           Director                         August 19, 1999
Richard M. Hoyt*


_*___________________           Director                         August 19, 1999

Newman M. Marsilius*


_*___________________           Director                         August 19, 1999
Samuel M. Sugden*


_*___________________           Director                         August 19, 1999
Christopher D. Turner*



*By  /s/ Carol A. Forest
     Carol A. Forest, as Attorney-in-Fact





        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Trustee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, as of August 10, 1999.


                                MERRILL LYNCH

                                as Trustee of
                                The Southern Connecticut Gas Company Target Plan

                                By /s/ Keith Morgan Its Vice President